Exhibit 99.1

FOR IMMEDIATE RELEASE

SpringBig Holdings Reports First Quarter 2026 Financial Results

Delivers Positive Adjusted EBITDA of $0.1 Million; Narrows Net Loss 34% Year-Over-Year on 21% Reduction in
Operating Expenses; Message Volume Grows 11%

BOCA RATON, Fla., May 14, 2026. SpringBig Holdings, Inc. (OTCQB: SBIG) (“SpringBig” or the “Company”), a leading AI-powered marketing automation and omnichannel CRM SaaS platform serving regulated retail verticals across the United States and Canada, today announced financial results for the first quarter ended March 31, 2026.

First Quarter 2026 Highlights

All comparisons are versus the first quarter of 2025 unless otherwise noted.

●	Revenue of $5.4 million, compared with $5.5 million

●	Subscription revenue of $4.8 million, consistent year-over-year, representing 88% of total revenue

●	Gross profit of $3.6 million, impacted by previously disclosed one-time messaging costs related to the amendment of the Company’s largest vendor agreement, which established a more sustainable cost structure on a go-forward basis

●	Total operating expenses reduced $1.0 million, or 21% year-over-year

●	General and administrative expenses reduced 24%; selling, servicing and marketing expenses reduced 37%

●	Loss from operations narrowed to $(0.1) million from $(0.4) million

●	Net loss narrowed to $(0.5) million from $(0.8) million, a 34% improvement

●	Adjusted EBITDA of $0.1 million, marking a continued positive contribution

●	Messages distributed through the SpringBig platform of 147 million, up 11% year-over-year

●	Net revenue retention of 86%, consistent with the prior-year period

●	Non-cannabis revenue increased more than 200% in Q1 2026 compared to Q4 2025, underscoring the strength of the Company’s platform and the growing opportunity beyond cannabis

Management Commentary

“Our first quarter results reflect the operating discipline and cost structure we have established over the past year. We delivered positive Adjusted EBITDA, reduced operating expenses by more than 20%, and narrowed our net loss by a third while sustaining our subscription revenue base. Message volume on our platform grew 11% year-over-year, reinforcing client engagement with our technology even as the broader cannabis market continues to face macroeconomic pressure.” said Jaret Christopher, Chief Executive Officer of SpringBig.

Mr. Christopher continued, “We continue to make meaningful progress on the SpringBig turnaround through disciplined cost reductions, ongoing operational optimization, and continued investment in our AI capabilities. At the same time, we are expanding the platform into gaming and other adjacent regulated markets, where SpringBig’s marketing and CRM infrastructure represents a natural fit and a meaningful growth opportunity beyond our cannabis core.”

About SpringBig

SpringBig Holdings, Inc. (OTCQB: SBIG) is a leading provider of AI-powered marketing automation and omnichannel CRM software, serving regulated retail verticals including cannabis, iGaming, casino, alcohol, and nutraceuticals across the United States and Canada. The SpringBig platform enables retailers and brands to increase customer engagement, drive repeat purchases, and grow lifetime customer value through differentiated loyalty programs and consumer messaging. For more information, visit www.springbig.com.

Use of Non-GAAP Financial Measures

In addition to the results reported in accordance with accounting principles generally accepted in the United States (GAAP) included throughout this press release, we have disclosed EBITDA, which is a non-GAAP financial measure that we calculate as net income (loss) before interest, taxes, depreciation and amortization and Adjusted EBITDA, which represents EBITDA adjusted for certain unusual, infrequent items, or non-cash items (such as credit loss expense and stock-based compensation). Below we have provided a reconciliation of net loss (the most directly comparable GAAP financial measure) to EBITDA and Adjusted EBITDA.

We present EBITDA and Adjusted EBITDA because they are key measures used by our management and board of directors to evaluate our operating performance, generate future operating plans and make strategic decisions regarding the allocation of investment capacity. Accordingly, we believe that EBITDA and Adjusted EBITDA provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors, and is widely used by analysts, investors and competitors to measure a company’s operating performance.

EBITDA and Adjusted EBITDA have limitations, and you should not consider these in isolation or as a substitute for analysis of our results as reported under GAAP, including net loss, which we consider to be the most directly comparable GAAP financial measure. Some of these limitations are:

●	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and neither EBITDA nor Adjusted EBITDA reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

●	EBITDA and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs; and

●	EBITDA and Adjusted EBITDA do not reflect tax payments that may represent a reduction in cash available to us.

Because of these limitations, you should consider EBITDA and Adjusted EBITDA alongside other financial performance measures, including net loss and our other GAAP results. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

Forward Looking Statements

Certain statements contained in this press release constitute “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “outlook,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would,” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events and financial results that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. In particular, these include but are not limited to statements regarding the Company’s growth prospects, cost structure, strategic initiatives, expansion into adjacent verticals, liquidity, ability to continue as a going concern, and the resolution of matters relating to the notice of default related to the Company’s secured notes. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including but not limited to matters related to the rights of the holders of the Company’s secured notes and the related notice of default, the fact that we have a relatively short operating history in a rapidly evolving industry, which makes it difficult to evaluate our future prospects and may increase the risk that we will not be successful; that if we do not successfully develop and deploy new software, platform features or services to address the needs of our clients, if we fail to retain our existing clients or acquire new clients, and/or if we fail to expand effectively into new markets, our revenue may decrease and our business may be harmed; and the other risks and uncertainties described under “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 filed with the Securities and Exchange Commission (“SEC”). These forward-looking statements involve a number of risks and uncertainties (some of which are beyond the control of Springbig), and other assumptions, which may cause the actual results or performance to be materially different from those expressed or implied by these forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.

Investor Contact

SpringBig Investor Relations

ir@springbig.com

Springbig Holding, Inc
Condensed Consolidated Balance Sheets
 (in thousands, except share data)

	March 31, 2026	December 31, 2025
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,271	$1,500
Accounts receivable, net of allowance of $381 and $300, respectively	1,743	2,003
Contract assets	177	167
Prepaid expenses and other current assets	695	507
Total current assets	3,886	4,177
Right of use asset	312	365
Goodwill	17	17
Property and equipment, net	65	70
Total assets	$4,280	$4,629

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$1,493	$1,665
Accrued expenses and other current liabilities	3,634	3,851
Deferred payroll tax credits	1,979	1,979
Long-term debt, non-current	9,756	-
Operating lease liability, current	194	215
Total current liabilities	17,056	7,710
Long-term debt, non-current	-	9,237
Operating lease liability, non-current	119	154
Warant liabilities	16	16
Total liabilities	17,191	17,117

Stockholders’ Deficit
Common stock par value $0.0001 per shares, 300,000,000 authorized at March 31, 2026; 48,786,932 issued and outstanding as of March 31, 2026; 300,000,000 authorized at December 31, 2025; 48,548,772 issued and outstanding as of December 31, 2025	$4	$4
Additional paid-in-capital	29,267	29,196
Accumulated deficit	(42,182)	(41,688)
Total stockholders’ deficit	(12,911)	(12,488)
Total liabilities and stockholders’ deficit	$4,280	$4,629

Springbig Holding, Inc

Condensed Consolidated Statement of Operations (unaudited)

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2026	2025
Net Revenues	$5,444	$5,516
Cost of revenues	1,858	1,206
Gross Profit	3,586	4,310
Expenses
Selling, servicing and marketing	669	1,059
Technology and software development	1,229	1,271
General and administrative	1,827	2,407
Total operating expenses	3,725	4,737

Loss from operations	(139)	(427)

Interest Expense	(355)	(324)
	(355)	(324)

Loss before income taxes	$(494)	$(751)

Net loss	$(494)	$(751)

Net loss per common share:
Basic and diluted	$(0.01)	$(0.02)

Weighted-average common shares outstanding:
Basic and diluted	48,559,870	46,386,410

Springbig Holding, Inc

Statement of Cash Flows (unaudited)

(in thousands)

	Three Months Ended March 31,
	2026	2025
Cash flows from operating activities
Net loss	$(494)	$(751)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Non-cash interest expense	264	233
Depreciation and amortization	5	33
Amortization of debt financing costs	18	18
Stock-based compensation expense	71	163
Credit loss expense	150	90
Amortization of operating lease right of use assets	53	95
Changes in operating assets and liabilities:
Accounts receivable	110	(89)
Prepaid expenses and other current assets	(188)	(287)
Contract assets	(10)	22
Accounts payable and other liabilities	(152)	471
Operating lease liabilities	(56)	(84)
Net cash provided by (used in) operating activities	(229)	(86)

Cash flows from investing activities
Purchases of property and equipment	-	(6)
Net cash used in investing activities	-	(6)

Cash flows from financing activities	-	-

Net increase in cash and cash equivalents	(229)	(92)
Cash and cash equivalents, at beginning of the period	1,500	1,179
Cash and cash equivalents, at end of the period	$1,271	$1,087
Supplemental cash flows disclosures
Interest paid	$136	$170
Amount added to principal for non-cash interest on convertible notes	$502	$331

Springbig Holding, Inc

Reconciliation of net loss to non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended March 31,
	2026	2025

Net (loss) income	$(494)	$(751)
Interest expense	355	324
Depreciation expense	5	33
EBITDA	(134)	(394)

Stock-based compensation	71	163
Credit loss expense	150	90
Severance and related payments	43	467
Adjusted EBITDA	$130	$326